Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the "Amendment") is made effective as of the 6th day of August, 2014, by and between S&W Seed Company, a Nevada corporation (the "Company") and Matthew K. Szot ("Executive"). Company and Executive are collectively referred to herein as the "Parties" and each is a "Party."

WHEREAS, on April 1, 2013, the Parties entered into an employment agreement under the terms of which Executive was retained in the capacities of Senior Vice President of Finance and Chief Financial Officer (the "Employment Agreement"); and

WHEREAS, the Company and Executive desire to modify the terms of the Employment Agreement and to enter into an amendment memorializing such changes, to be effective as of the date hereof.

NOW THEREFORE, in consideration of the material advantages accruing to the Parties and the mutual covenants contained herein, and intending to be legally and ethically bound hereby, the Company and Executive agree as follows:

A. Amendments to Employment Agreement

I. Subparagraph (a) to Section 1 of the Employment Agreement is hereby amended and restated in its entirety:

(a) Positions and Duties. Executive will serve, at the pleasure of the Board, as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company and shall report to the Company's Chief Executive Officer and Board of Directors (the "Board"). In the capacities of Executive Vice President of Finance and Administration and Chief Financial Officer, Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company. Executive will be the second highest ranking executive officer of the Company, with the full powers, responsibilities and authorities customary for the chief financial officer of public corporations of the size, type and nature of the Company, together with such other powers, authorities and responsibilities as may reasonably be assigned to him by the Chief Executive Officer and/or the Board. Executive will report solely and directly to the Chief Executive Officer and/or the Board. The period Executive is employed by the Company under this Agreement is referred to herein as the "Employment Term."

II. Section 3 of the Employment Agreement is hereby amended and restated in its entirety:

3. Term of Agreement. This Agreement will have a term of three-and-a-half years commencing on April 1, 2013 (the "Effective Date"). No later than 120 days before the end of the term of this Agreement, the Company and Executive will discuss whether and under what circumstances the Agreement will be renewed.

III. Subparagraph (a) to Section 4 of the Employment Agreement is hereby amended and restated in its entirety:

(a) Base Salary. The Company will pay Executive an annual salary of $250,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholdings. Executive's annual salary will be subject to review by the Compensation Committee of the Board, or any successor thereto (the "Compensation Committee"), not less than annually, and increases will be made in the discretion of the Committee.

B. Full Force and Effect. All of the provisions of the Employment Agreement shall continue in full force and effect except as expressly modified by this Amendment.

C. Counterparts. The Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by a duly authorized officer, on the day and year first written above.

Company:

S&W Seed Company

By: /s/ Mark S. Grewal
Mark S. Grewal
President and Chief Executive Officer

Executive:

/s/ Matthew K. Szot
Matthew K. Szot